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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                        CAMPBELL ALTERNATIVE ASSET TRUST
          ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                        52-2238521
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland                                          21204
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(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be registered                           each class is to be registered
          None                                             None
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:
333-37548 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                         Units of Beneficial Interest in
                        CAMPBELL ALTERNATIVE ASSET TRUST
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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The information required by this item is incorporated by reference to Cover Page, Declaration of Trust and Trust Agreement, Charges to the Trust and the Second Amended and Restated Declaration of Trust and Trust Agreement contained in the Registrant's Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-37548) (the "Registration Statement").

ITEM 2.  EXHIBITS.
List below all exhibits filed as a part of the registration statement.

The information required by this item is incorporated by reference in Exhibits A, B, C and D of the Registration Statement.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAMPBELL ALTERNATIVE ASSET TRUST
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Date   November 7, 2001
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By:    Campbell & Company, Inc., Managing Owner

By:    /s/ Bruce L. Cleland
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       Name:  Bruce L. Cleland
       Title:    Chief Executive Officer